Exhibit 99.1

FINAL TRANSCRIPT

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Conference Call Transcript

WOR - Q1 2011 Worthington Industries Earnings Conference Call

Event Date/Time: Sep 30, 2010 / 02:30PM GMT

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Final Transcript
Sep 30, 2010 / 02:30PM GMT, WOR - Q1 2011 Worthington Industries Earnings Conference Call

CORPORATE PARTICIPANTS

 Cathy Lyttle
 Worthington Industries - VP Corporate Communications, IR

 John McConnell
 Worthington Industries - Chairman and CEO

 Andy Rose
 Worthington Industries - VP and CFO

 George Stoe
 Worthington Industries - President and COO

CONFERENCE CALL PARTICIPANTS

 John Tumazos
 John Tumazos Independent Research - Analyst

 Martin Englert
 Longbow Research - Analyst

 Richard Garchitorena
 Credit Suisse - Analyst

 Chris Olin
 Cleveland Research - Analyst

 Phil Gibbs
 KeyBanc - Analyst

 PRESENTATION

Operator

 Good morning and welcome to the Worthington Industries first quarter earnings results conference call. All participants will be able to listen-only until the Q&A session of the call. This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time. I would like to introduce Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

Cathy Lyttle - Worthington Industries - VP Corporate Communications, IR

Thank you Lexi. Good morning everyone. Welcome to our quarterly earnings conference call. Before we get started, I want to remind you that certain statements made in this conference call are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause actual results to differ from those suggested. Please refer to the news release for more detail on factors that could cause actual results to differ materially. For those who are interested in listening to the call again you can listen on the replay on our website. On the call are John McConnell, Chairman and Chief Executive Officer, George Stoe, President and Chief Operating Officer, Andy Rose, Vice President and Chief Financial Officer, Bob McMaster, Senior Financial Advisor and Richard Welch, Controller. John McConnell will begin. John?

John McConnell - Worthington Industries - Chairman and CEO

Thank you Cathy and welcome everyone. We continue to see strong year-over-year gains in our first quarter both in volume and in our results. Given the environment, all of our businesses delivered strong results this quarter with the exception of metal framing, where as you know, the end market remains extremely weak. Metal framing did, however, do a good job in reducing their costs and remaining cash neutral. Steel processing continues to demonstrate strong results on 60% of pre-recession volumes. And in our pressure cylinders business some of the results in North America were at record levels and Europe showed improvement while WAVE, in particular, once again produced stellar results. I'm going to turn the call over to Andy and George now to provide you some detail on the quarter. Andy?

Final Transcript
Sep 30, 2010 / 02:30PM GMT, WOR - Q1 2011 Worthington Industries Earnings Conference Call

Andy Rose - Worthington Industries - VP and CFO

Thanks John and good morning. As you saw in the release we started fiscal 2011 with strong earnings in most of our businesses despite continued weakness in the economy. The first quarter had very few unique items impacting our results and unlike the previous quarter, had much lower FIFO inventory holding gains. The hard work from our transformation initiative, market share gains and acquisitions are all helping drive solid results. Below normal volumes continues to be a theme across our businesses. One bright spot was the automotive market which had a stronger than anticipated summer of vehicle production, favorably impacting steel processing, automotive body panels, and some of our joint ventures.

In steel processing, volumes were down 4% quarter-over-quarter but were up 54% over the year-ago period when volumes were at historic lows due to the bankruptcy of Chrysler and GM. Despite the improvement and the addition of Gibraltar, steel processing continues to operate in the range of 60 to 65% of pre-recession volume levels. In pressure cylinders, a record first quarter in North America combined with improved volumes and a modest profit in Europe drove results. Metal framing volumes were down 23% from last year and 6% quarter-over-quarter but the business continues to work hard taking costs out in its effort to remain cash neutral.

WAVE, TWB, and Serviacero all contributed meaningfully to our results and all of the remaining joint ventures operated at close to breakeven or better during the quarter. The $18.3 million of income from JVs was an increase of $2.2 million over the year-ago quarter with $2.4 million of that increase from TWB. We received dividends of $16.6 million during the quarter. Our latest estimate of the annual effective tax rate is 32.5% for the quarter below our original projection driven primarily by improved results in Europe.

During the quarter, we successfully executed on several capital investments. The largest was continuing to repurchase stock under our 2007 repurchase authorization. Including activity from July into early September, the Company repurchased 5.25 million shares at an average price of $14.27 per share. This effectively reduces our outstanding share base by over 6.5%. The Company still has close to 3.2 million shares authorized for repurchase under its existing authorization. We also closed the acquisition of Hy-Mark Cylinders in June. Hy-Mark is a profitable manufacturer of aluminum cylinders for medical oxygen, scuba, beverage service and industrial applications. The $12 million transaction is small but is representative of our ideal target where we can buy at an attractive multiple, realize meaningful synergies, drive higher margins and diversify our end markets. We continue to review domestic and international acquisition opportunities and believe the market remains attractive.

As a result of these investments and higher working capital needs in the quarter, we increased our total debt balance by $100 million. Our balance sheet remains strong, with over $325 million in available debt capacity in addition to $65 million in cash. In closing, there continues to be significant uncertainty surrounding the economy, the political environment, and the tax structure facing our country. Despite this uncertainty, we are proving the efficiency of our existing operations via transformation, reducing the volatility of our earnings streams where we can and actively searching for attractive acquisition candidates, all with the objective of improving the overall margins and earnings potential of our Company. I will now pass the call on to George Stoe who will discuss operations.

George Stoe - Worthington Industries - President and COO

Thank you, Andy. Our first fiscal quarter saw a continuation of the stronger market conditions that we enjoyed the last half of fiscal 2010. While demand has not returned to pre-downturn levels, we have seen significant improvement in most markets with the notable exception of commercial construction. Our steel processing business had a very strong first quarter. The transformation initiatives that we outlined over the past few quarters continued to provide us with significant structural improvements, which have favorably impacted our results. The sustained improvements in our results are directly related to the operational improvements, market share gains, and overall excellent management of the business.

During last quarter's call we mentioned that we expected to see some traditional summer downturn in demand, and that we were going to monitor it carefully to see if it was a trend. The downturn we experienced was less than we normally see during the summer months. The last few months of calendar 2010 will be interesting, as the mills attempt to raise prices in the face of uncertain demand. We're hopeful that the mills will maintain their discipline and support consistent prices. Obviously, a significant part of our demand picture is directly tied to automotive. Our automotive business has held up reasonably well, and we remain hopeful that the build rates will continue to improve.

Final Transcript
Sep 30, 2010 / 02:30PM GMT, WOR - Q1 2011 Worthington Industries Earnings Conference Call

Our acquisition of the Gibraltar facility in Cleveland has helped diversify our participation in the automotive sector by adding to our customer base. The combination of the two companies has broadened our reach and positively impacted our participation in this important part of our business. The integration of the Cleveland assets into our steel processing business has been remarkable in its seamlessness. This acquisition has been profitable and EVA positive every month since we acquired it. It is a real tribute to our employees and how well they have transitioned into the new Company. On that note, we had a UAW contract that was set to expire at the end of August. I'm pleased to report that a majority of our Cleveland employees chose to no longer be represented by a labor organization. We greatly appreciate the confidence and trust they have shown in our Company in the six months since we acquired them.

Our European cylinders business continues to see modest improvement in volume and overall activity. All three facilities are seeing increased demand for their products. We continue with our diversification strategy in Europe, with our plan in Portugal, expanding into helium cylinders, solar water heaters, and refillable refrigerant cylinders to complement their largest product line of non-refillable refrigerant cylinders. In the Czech Republic, we have seen increased order activity in air brake tanks as the truck market in Europe continues to improve. Austria is also enjoying increased demand for their industrial gas cylinders and alternative energy components.

Here in North America, our cylinders business continues to enjoy strong activity in most product lines. Our composite cylinder facility in California had a strong quarter and although our aluminum facility in Mississippi has not yet realized the benefits of the integration of the Hy-Mark assets into our facility, as that work is still underway, we're very encouraged by their progress to date. Our market shares remain strong and the volume levels in most product lines continue to strengthen.

Our metal framing business continues to suffer from lack of volume. The Commercial construction market is anemic at best and we do not see anything in the near term that will change that reality. However, we have done an excellent job of reducing costs while maintaining share. Our goal for the past several quarters has been to remain cash flow neutral, while weathering the market place turmoil. We have accomplished that objective in a very challenging market.

Our WAVE joint venture continues to post impressive results while maintaining their market leadership position. They continue to develop new products, and enhance the design features of their existing products to promote ease of installation and a lower overall cost option for the contractors and installers. Their volume has certainly been impacted by the downturn in commercial construction. However 60 to 70% of their products are used in renovation work and therefore, the downturn in volume has been less severe than those companies that rely primarily on new construction.

Each quarter, we mention our safety performance and we continue to excel in that area. During our first fiscal quarter, we had 40 of 48 facilities in our three major businesses operate without a lost time incident. This continues our uninterrupted string of seven consecutive years of safety performance improvement. We're extremely proud of our employees and how earnestly they have embraced our Safe Work philosophy. I will now turn the call back over to John McConnell for his closing comments.

John McConnell - Worthington Industries - Chairman and CEO

George and Andy, thank you both. We're very pleased with our Company's performance and our progress. I want to thank all of our employees for their efforts in driving improvements across the board. We continue to pursue and assess the large number of growth opportunities, both organic and potential acquisitions that fit our objectives of expanding our margins and decrease in the volatility of our earnings. I'm happy to say several of them are firming up nicely. Now looking forward, we believe the economy will continue to recover slowly but it may remain a bit choppy. At this point, we're happy to take your questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). Our first question is from John Tumazos with John Tumazos Independent Research. Your line is open.

John Tumazos - John Tumazos Independent Research - Analyst

Good morning. I have 26,000 shares of your stock, and I just want to say I love you, I love you. You guys are my heroes.

Final Transcript
Sep 30, 2010 / 02:30PM GMT, WOR - Q1 2011 Worthington Industries Earnings Conference Call

John McConnell - Worthington Industries - Chairman and CEO

Well, John, good morning, thank you very much. It is a nice start to the Q&A session.

John Tumazos - John Tumazos Independent Research - Analyst

And I think that 6% share repurchase is wonderful, and decertifying a union in Cleveland is almost as good.

John McConnell - Worthington Industries - Chairman and CEO

Thank you very much, and I am right with you with my holdings, so -- .

John Tumazos - John Tumazos Independent Research - Analyst

We like owner-operated companies. On April 1, John, you made a steel price projection that was a little high $825, $850, something like that for hot roll. And I was worried that you might have a bad quarter with some high raw material costs, and you know how those margins can get squeezed, and inventory write-downs occurred at the worst point of the recession, and -- maybe even some wise guy shorted your stock and didn't know you well.

John McConnell - Worthington Industries - Chairman and CEO

That could be.

John Tumazos - John Tumazos Independent Research - Analyst

And here it is, you just had a great quarter. You still have FIFO inventory profits but they are smaller. The margins in steel processing were wonderful. So, without divulging any proprietary information, could you just say how you dodged the bullet of the spot prices dipping from $725 in April to $575. I don't believe the most hysterical American metal market article is about $550 hot roll, but it is $585 on the Exchange in New York this week so -- .

John McConnell - Worthington Industries - Chairman and CEO

George is going to answer that and -- .

John Tumazos - John Tumazos Independent Research - Analyst

And I love you guys.

John McConnell - Worthington Industries - Chairman and CEO

This -- the steel price projection came up it seems to me last quarter. And when we researched it, I don't think that I said it was going to go to $800, though I don't have that with me right now. But, either way, George will address that.

George Stoe - Worthington Industries - President and COO

John, I think there are several things that weigh into this. I think the transformation efforts -- part of that has been working on inventory management and forecasting. I think that those things are both much more robust and accurate today than they have ever been. I think that our steel Company has done a much better job through these transformation efforts of understanding the needs of their customers, what kind of products they were going to have to have, and having the right kinds of material in inventory. I think we have done a very good job of managing the inventories as a part of that. And -- .

Final Transcript
Sep 30, 2010 / 02:30PM GMT, WOR - Q1 2011 Worthington Industries Earnings Conference Call

John McConnell - Worthington Industries - Chairman and CEO

The other thing, just to reiterate what we said last quarter, but about 50% of our inventory is this -- is locked down from a pricing standpoint, so we only have about 0.5 of the inventory exposed to fluctuations in the stock market, and many of those transactions are getting matched up during that quarter on a pricing basis so -- if that helps, John?

John Tumazos - John Tumazos Independent Research - Analyst

Super. And I can't be happier with how you guys are doing, and congratulations.

John McConnell - Worthington Industries - Chairman and CEO

Thank you, sir.

Operator

Our next question is from Martin Englert with Longbow Research. Your line is open.

Martin Englert - Longbow Research - Analyst

Good morning.

John McConnell - Worthington Industries - Chairman and CEO

Good morning.

Martin Englert - Longbow Research - Analyst

Looking at the average selling prices within steel processing and metal framing, and just given the volatility recently in spot steel prices, what should we expect in the fiscal second quarter for 2011 as far as average pricing trends?

John McConnell - Worthington Industries - Chairman and CEO

Right now they appear to be fairly stable where they are. I think the mills desire to have them higher as they exhibited last quarter, it didn't move much, and perhaps that was an objective, was to help keep pricing about where it was. Given their desires, I would not think it will fall much, but that -- the pricing side of this is certainly out of our control, and we will see how they balance market forces and raw material inputs as they go forward, and we will just have to keep an eye on it.

Martin Englert - Longbow Research - Analyst

So at this point, you're expecting relatively stable average selling prices within those two segments, at least from what you see today?

John McConnell - Worthington Industries - Chairman and CEO

Again, we try not to forecast steel pricing, but right now, I would say I don't see anything that should move the needle too much in the next three months.

Final Transcript
Sep 30, 2010 / 02:30PM GMT, WOR - Q1 2011 Worthington Industries Earnings Conference Call

Martin Englert - Longbow Research - Analyst

Okay. And one quick follow-up question for you. Looking at the metal spreads in the metal framing segment, it looks like there was a little bit of a mismatch in this quarter. Do you expect that to correct or revert back to more average levels, historically, in the upcoming quarter?

John McConnell - Worthington Industries - Chairman and CEO

I will let, George works very closely with metal framing and -- .

George Stoe - Worthington Industries - President and COO

Well, Martin, I would say to you that the lack of volume is certainly having an impact on the business. It is more competitive out there, and we're constantly seeing pressure on the prices, but we haven't seen any big drops in the pricing levels. I think everybody is out chasing the volume that is available. But we think that we have maintained and even improved our share a bit. But I don't know if that answers your question or not.

Martin Englert - Longbow Research - Analyst

Looking more so at just the cost of steel relative to the average selling prices, I guess, would you expect that spread to maintain in the upcoming quarter?

George Stoe - Worthington Industries - President and COO

I think it will be relatively consistent.

Martin Englert - Longbow Research - Analyst

Okay. Thanks, I appreciate your help and guidance.

Operator

The next question is from Richard Garchitorena with Credit Suisse.

Richard Garchitorena - Credit Suisse - Analyst

Great, good morning, guys.

John McConnell - Worthington Industries - Chairman and CEO

Good morning.

Richard Garchitorena - Credit Suisse - Analyst

So my first question, on the steel business, you said that, you mentioned the auto demand in Q2 was better than anticipated. Do you think this is sustainable, and also, what are your order books looking at right now, because we have heard from some of the steel producers that their order books are fairly short at this point?

Final Transcript
Sep 30, 2010 / 02:30PM GMT, WOR - Q1 2011 Worthington Industries Earnings Conference Call

John McConnell - Worthington Industries - Chairman and CEO

Our forward bookings have perhaps trailed off a little bit. But, overall remain fairly good. So we're seeing good things out there, some -- again, as George went through the Gibraltar acquisitions, which really broadened our -- the number of companies we serve in the automotive sector. So it broadened our base of supply, and clearly increased our share in that market. So that could be helping us on a relative year-over-year basis when you do comparisons.

We do follow, of course, production, auto production versus auto sales. There is somewhat of a gap developing there, again, and we will see what happens to that over time. I am sure they're going to be watching their inventory levels, and hopefully, when you go back to the economic uncertainty and the tax uncertainty that is hanging in there, as some of that gets clear I think we're hopeful we will see people engaged in larger purchases on a more active basis.

Richard Garchitorena - Credit Suisse - Analyst

Great. Thanks. And then similar question on commercial construction, obviously you mentioned it is still weak. Are you seeing any sign that it's getting worse, or are we just still bouncing off a low trough here?

John McConnell - Worthington Industries - Chairman and CEO

We feel we're -- if we're not at bottom, we're pretty darn close to it. Things have been pretty stable. Don't see any dramatic changes probably for, until the second half of 2011, but there -- you can also point to little signs that some jobs are getting released and financed differently than through banks. So, I think we're pretty well at the bottom. But no big upturns in the short term horizon.

Richard Garchitorena - Credit Suisse - Analyst

Great. And a related question, in terms of the JVs and WAVE, the increase in equity income quarter-over-quarter, was that largely the other joint ventures? WAVE is basically still same levels?

John McConnell - Worthington Industries - Chairman and CEO

As Andy pointed out, TWB was the largest contributor to the increase there, and again, going back to your previous question, we always view their work as directionally informative of what is going on in automotive because they are very early in the process. So, if they are strong, that's a good indication that things aren't going to go backwards anyway at least in the short term.

Andy Rose - Worthington Industries - VP and CFO

Serviacero also had a good quarter compared to last year.

Richard Garchitorena - Credit Suisse - Analyst

Great, sorry, and just one more question. On CapEx last quarter, you said you expected roughly $50 million in CapEx for this fiscal year. This quarter was much lower, can we assume that's going to ramp up in the coming quarters, and can you elaborate which projects that might be in the pipeline?

Andy Rose - Worthington Industries - VP and CFO

Yes, our forecast is down from that number, Richard, to right around $42 million on an annual basis for fiscal 2011. The biggest portion of that drop is, we had a large CapEx program outlined for the Mississippi cylinders facility. And in lieu of that, we acquired Hy-Mark Cylinders, which gave us the same capability, so that's the biggest change there.

Final Transcript
Sep 30, 2010 / 02:30PM GMT, WOR - Q1 2011 Worthington Industries Earnings Conference Call

Richard Garchitorena - Credit Suisse - Analyst

Great, thanks a lot.

Operator

(Operator Instructions). The next question is from Chris Olin with Cleveland Research.

Chris Olin - Cleveland Research - Analyst

How are we doing?

John McConnell - Worthington Industries - Chairman and CEO

Good, Chris. How are you this morning?

Chris Olin - Cleveland Research - Analyst

Good, good. I want to dig into a little bit on this market share. I know George touched on a little bit on metal framing, but I'm just curious, if you look at the automotive strength, was any of that related to new accounts, or on the other non-auto businesses, have you ever tried to gauge what your market share looks like now versus maybe a year ago or two?

John McConnell - Worthington Industries - Chairman and CEO

I think some of that is definitely on new accounts, and some of the accounts we have recently acquired haven't started yet. Probably a bigger share on the Ag side, as well as in automotive. George, I don't know if you have any additional comments down that road.

George Stoe - Worthington Industries - President and COO

I think the biggest thing, Chris, as I tried to touch on in my comments, Gibraltar had a much stronger position at Ford than we did. We were stronger at Chrysler and GM, and that just broadened our base and gave us a better opportunity to expand our participation in the automotive, and I think that's the result of all that.

Chris Olin - Cleveland Research - Analyst

Do you get the sense of (inaudible) could hold onto a lot of that business post-contract revisions coming up here?

George Stoe - Worthington Industries - President and COO

I think when we put our original model together, Chris, we thought that we would probably lose about 10% of the business because people would be uncomfortable with us having that much of a share, and I'm obviously happy to report we haven't lost any yet. I think the real test is coming. As we get into the negotiating time right now, going into 2011. But we feel very confident that we're going to maintain the majority of that. Our guys are really doing a great job with quality, reliability and deliveries, and I think that will speak for itself with the customers.

Chris Olin - Cleveland Research - Analyst

Is there any reason in particular why you have been successful on the Ag side?

Final Transcript
Sep 30, 2010 / 02:30PM GMT, WOR - Q1 2011 Worthington Industries Earnings Conference Call

John McConnell - Worthington Industries - Chairman and CEO

It became a focus of ours, going back a couple of years.

Chris Olin - Cleveland Research - Analyst

Okay. Metal framing really quick. I hear you on commercial construction, residential maybe slightly better, I get a little bit worried when I look at some of the public construction data coming out. And I'm curious how much exposure metal framing would have to projects like schools and government buildings and whatnot, have you tried to look at that?

John McConnell - Worthington Industries - Chairman and CEO

We do look at that, and not a lot particularly in schools. Most of that stuff lends itself to block and concrete construction. So, not a lot of exposure down that road. We do try to participate in the hospital sector and other places, dorms on campuses, so from an education standpoint, those type of construction projects we target and watch closely.

Chris Olin - Cleveland Research - Analyst

When you look at potential rebound in the second half of 2011, are you accounting for public already getting worse in growth elsewhere?

John McConnell - Worthington Industries - Chairman and CEO

Yes. In the -- this is not directly -- it does impact Dietrich but not a -- it's not a one-to-one relationship, but as we mentioned before, we took our mid-rise product out with the global reach, into areas that are really focused on their infrastructure, and fulfilling housing needs, so a lot of the developing world, India, China, Africa. And finding some success in what our products bring to those areas, both in cost and speed of construction. Those are some of the projects that we mention when we say we're looking at a large number of different things that we think will help expand our business, and increase our margins, and we found some success there that we will be talking more about as it all firms up.

Chris Olin - Cleveland Research - Analyst

There is some new supply set to hit the marketplace. You guys buy an awful lot of sheet. I'm just trying to figure out, if a new competitor comes into the market with a lot of volume, is that good for Worthington over the next years, or just the lower prices in general would be seen as a negative?

John McConnell - Worthington Industries - Chairman and CEO

When you first started talking, I assumed you were talking about Thyssen and some other people on the melt side, and you ended up with expansion in our space, so help me with -- .

Chris Olin - Cleveland Research - Analyst

I'm thinking more on the Thyssen side.

John McConnell - Worthington Industries - Chairman and CEO

Okay. So there is not any new capacity on -- in our areas, from the Thyssen side. We obviously have a very good relationship with Thyssen, due to the TWB joint venture, and have worked with them for many years there, and have a great relationship. So, we will see. Obviously, they are in the south. It is one of the areas we have been looking at, that we need to strengthen our presence, and we will see how all that unfolds. I think from our standpoint it is good.

Final Transcript
Sep 30, 2010 / 02:30PM GMT, WOR - Q1 2011 Worthington Industries Earnings Conference Call

Chris Olin - Cleveland Research - Analyst

Okay, thanks.

Operator

Next question is from Phil Gibbs with KeyBanc. Your line is open.

Phil Gibbs - KeyBanc - Analyst

Hi, gentlemen. Good morning.

John McConnell - Worthington Industries - Chairman and CEO

Good morning.

Phil Gibbs - KeyBanc - Analyst

Just had a question on the steel processing business. Are you expecting to see seasonal volume recovery in the November quarter relative to the first quarter here?

John McConnell - Worthington Industries - Chairman and CEO

In which space? Oh, steel processing? And say it again, do I think it's going to get stronger in the second quarter versus the first? Is that what you're saying?

Phil Gibbs - KeyBanc - Analyst

Season -- no, just on the volume side, do you expect to see seasonal volume recovery there, because typically the second quarter is stronger than the first from a volume perspective.

John McConnell - Worthington Industries - Chairman and CEO

Actually, it's typically not, if you look on a historic basis. The second quarter volume is down slightly. It sometimes is about the same, but typically it is down in the steel business. So it is usually first -- second strongest, second quarter, third strongest, third quarter, the weakest, fourth quarter the strongest, in steel -- that's a historic rhythm that -- in this time is very hard to say that's going to hold exactly. With the economy slowly recovering, the second quarter could be better than the first, yes, better than the first. And like I said, in our order books in steel, we certainly see nothing outstripping the first quarter as far as bookings. Perhaps a tad weaker, but we have a ways to go here. We have a couple more months in here to see where it all settles out.

Phil Gibbs - KeyBanc - Analyst

Okay, that helps. And just looking for a little bit more color on the European pressure cylinders business, and what you're seeing in your order books, and where you're seeing a particular strength or pick-up in that business. Just looking for a little bit more granularity.

John McConnell - Worthington Industries - Chairman and CEO

I think there are two parts to that. I think that we certainly -- our largest business over there is the high pressure business in Austria. We have seen a significant increase in the volume of business coming in there. We had a couple of quarters that were very weak over there. I think the other thing is in our facility in Portugal, the diversification of getting new products in there has certainly helped that situation as well. We're now making solar water heaters for a company in Germany out of there. A while ago, we started making the helium cylinder tanks in Portugal, and that business has continued to grow, so that's helped their business. And as I mentioned in my comments, just the improvement in the truck business in Europe is helping the air brake tanks out of the Czech Republic, so it is really across the board.

Final Transcript
Sep 30, 2010 / 02:30PM GMT, WOR - Q1 2011 Worthington Industries Earnings Conference Call

Phil Gibbs - KeyBanc - Analyst

Okay. That's helpful. Do you expect to see an ongoing sequential pick-up in volume in that business, or some seasonal tick-down in the next quarter here?

John McConnell - Worthington Industries - Chairman and CEO

I think that we certainly today would say to you that we feel reasonably good about the prospects for the next three to six months in Europe. It seems like that there is better activity, and things are stronger than they have been.

Phil Gibbs - KeyBanc - Analyst

That's -- yes, I was just going to say that jives with what I have been hearing from those -- their industrial markets. Thanks a lot, guys.

John McConnell - Worthington Industries - Chairman and CEO

You're welcome.

Operator

There are no further questions.

John McConnell - Worthington Industries - Chairman and CEO

Well, again, thank you all for joining us. We feel very good about our results, and continue to demonstrate to ourselves that we have made systemic changes here that are solidifying, and continued improvement is on the horizon. Our people remain hungry, and continue to look for new opportunities out there to improve our business and our model here, so we expect to continue on this path. Thank you very much.

Operator

This concludes today's call. You may disconnect at this time.

Final Transcript
Sep 30, 2010 / 02:30PM GMT, WOR - Q1 2011 Worthington Industries Earnings Conference Call

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